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                                                                   EXHIBIT 99.1

[LOGO]                                             FOR IMMEDIATE RELEASE
                                                   CONTACT:  CONWAY G. IVY
                                                   VICE PRESIDENT, CORPORATE
                                                   PLANNING AND DEVELOPMENT
                                                   216-566-2102

                                      NEWS:
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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140


CLEVELAND, January 29, 1997 -- The board of directors of The Sherwin-Williams Company today announced an increase in their quarterly dividend from $0.175 per share to $0.20 per share on common stock, payable March 17, 1997 to shareholders of record on March 3, 1997.

        The directors also declared a two-for-one common stock split to be distributed on or about March 28, 1997, to holders of record on March 3, 1997. The Company currently has approximately 85,940,587 shares of common stock outstanding.

        The pre-split quarterly dividend of $0.20, payable on March 17, 1997, is equivalent to $0.10 per share on a post-split basis.

        The Company's last two-for-one common stock split was announced on February 20, 1991.


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